UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2005
DDi Corp.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30241 (Commission File Number)	06-1576013 (IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)	92806 (Zip Code)
Registrant’s telephone number, including area code: (714) 688-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Appointment of Principal Officers
On October 31, 2005, Bruce McMaster resigned as the President, Chief Executive Officer and as a director of DDi Corp. (the “Company”) and as a director, officer and an employee of and all of its subsidiaries to pursue personal interests.
On October 31, 2005, the board of directors of the Company appointed Mikel H. Williams, age 48, as President and Chief Executive Officer of the Company. Mikel H. Williams will continue to serve as Chief Financial Officer of the Company, a position he has held since November 2004, until a successor Chief Financial Officer is appointed. On November 1, 2005, the board of directors of the Company appointed Mr. Williams as a director of the Company. Mr. Williams also was appointed to the Finance Committee of the Board.
Before joining the Company, Mr. Williams served as the sole member of Constellation Management Group, LLC providing strategic, operational and financial/capital advisory consulting services to companies in the telecom, software and high-tech industries from May to November 2004; and as Chief Operating Officer of LNG Holdings, a European telecommunications company where he oversaw the restructuring and sale of the business from June 2002 to December 2003. Prior to that, from November 1996 to June 2001, Mr. Williams held the following executive positions with Global TeleSystems, Inc. and its subsidiaries, a leading telecommunications company providing data and internet services in Europe: Senior Vice President, Ebone Sales from December 2000 through June 2001; President, GTS Broadband Services from August 2000 through November 2000; President, GTS Wholesale Services from January 2000 through July 2000; and prior thereto, Vice President, Finance of Global TeleSystems, Inc. Mr. Williams began his career as a certified public accountant in the State of Maryland working as an auditor for PricewaterhouseCoopers.
In accordance with the terms of his Employment Letter dated November 1, 2004 with the Company, Mr. Williams will be continue to be paid an annual salary of $325,000 and be eligible to participate in a senior management bonus program under which Mr. Williams may earn up to one-half of his base salary upon the achievement of certain performance objectives. Mr. Williams will continue to be a participant in the Company’s Key Employee Severance Plan, under which he may be eligible for a severance payment of $225,000 plus 12 months’ base salary in the event of termination of his employment without Cause or resignation for Good Reason (each as defined in the Key Employee Severance Plan). Mr. Williams’s employment with the Company is “at will.”
On October 31, 2005, the board of directors of the Company also appointed John Elwood as the Corporate Controller of the Company and designated him the Company’s principal accounting officer for purposes of all filings with the SEC under the Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Elwood, 35, has been serving in various capacities in the Company’s finance and accounting department since July 2000, most recently as Director of Financial Planning & Analysis. From February 1996 to July 2000, Mr. Elwood served as an Assurance Services Senior Accountant for Moss Adams LLP, a public accounting firm. Mr. Elwood began his career as a certified public accountant working as a Staff Accountant for an accounting firm in California. Mr. Elwood is a graduate of California State University, Fullerton, where he earned a B.A. degree in Business Administration with an Accounting concentration. Mr. Elwood’s employment is “at will,” and he does not have an employment agreement with the Company.
Mr. Elwood replaces Rebecca Yang as the Company’s Controller and principal accounting officer. Ms. Yang remains with the Company as the Company’s Director of External Reporting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: November 3, 2005	By:	/S/ KURT E. SCHEUERMAN
Kurt E. Scheuerman
Vice President and General Counsel